                      SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 June 27, 1996
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)

                          DATALINK SYSTEMS CORPORATION
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter

         Nevada                   33-21508                35-3574355
- ---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number

                 17420 High Street, Los Gatos, California 95032
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code

                               (408) 354-5604
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code

                               Lord Abbott, Inc.
                   13215 Braun Road, Golden, Colorado 80401
         -----------------------------------------------------------
         Former Name or Former Address, if Changed Since Last Report
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On June 27, 1996, Datalink Systems Corporation (formerly "Lord Abbott, Inc.") (the "Company") completed the acquisition of 100% of the outstanding common stock of Datalink Communications Corporation ("DSC") in exchange for shares of the Company's common stock. The Company issued a total of 16,465,316 shares of its Common Stock (approximately 99% of the shares now outstanding) to the shareholders of DSC at the Closing.

     In anticipation of the above acquisition, on June 18, 1996, the Company changed its domicile from Colorado to Nevada, changed its name from Lord Abbott, Inc. to Datalink Systems Corporation, and effected a 1 for 300 reverse stock split. These matters were all approved by the Company's shareholders at a meeting held on June 14, 1996.

     The stock issuances were made pursuant to an Agreement Concerning the Exchange of Common Stock ("Agreement") between the Company and DSC. The terms of the Agreement were the result of negotiations between the managements of the Company and DSC. However, the Board of Directors did not obtain any independent "fairness" opinion or other evaluation regarding the terms of the Agreement, due to the cost of obtaining such opinions or evaluations.

     The foregoing summary of the Agreement is qualified by reference to the complete text of the Agreement, together with the exhibits thereto, which is filed as Exhibit 10 hereto, and is incorporated herein by this reference.

     Pursuant to the Agreement, Mark Moldenhauer, the former President and a Director of the Company, sold back to the Company at closing 1,533,333 shares of the Company's common stock (post split) for $10,000.

     Pursuant to the Agreement, at Closing, the Company issued to Westridge Capital Limited, as a finder's fee, a Debenture in the principal amount of $130,000 which is convertible into 1,300,000 shares of the Company's Common Stock.

     As a result of the transaction with DSC and the issuance of the 16,465,316 shares of the Company's Common Stock, following are those persons known by the Company to own 5% or more of the Registrant's Voting Stock:

                                                          PERCENT OF
                                      NUMBER OF           OUTSTANDING
NAME AND ADDRESS                    VOTING SHARES        VOTING SHARES
Anthony LaPine                        2,000,000              12.0%
17420 High Street
Los Gatos, CA 95032

Nicholas Miller                       2,083,333<FN1>         12.5%
1590-1500 West Georgia St.
Vancouver, B.C.
Canada V6G 2Z6

Linda Fraser                            937,500               5.6%
1590-1500 West Georgia St.
Vancouver, B.C.
Canada V6G 2Z6

Silhouette Investments Ltd.           2,083,333              12.5%
4249 Hobson Road
Kelowna, B.C.
Canada V1W 1Y4

Melanor Ltd.                          2,157,833              13.0%
c/o George Davis Law Corp.
1100-100 Park Royal South
West Vancouver, B.C.
Canada V7T 1A2

Medan Ltd.                            1,041,667               6.3%
c/o George Davis Law Corp.
1100-100 Park Royal South
West Vancouver, B.C.
Canada V7T 1A2
____________________

<FN1> Includes 937,500 shares held by Mr. Miller's wife, Linda Fraser.

     Effective on the closing of the acquisition, the Company's new officers and directors were as follows:

     Nicholas Miller - Chairman of the Board, Secretary, Treasurer
                       Treasurer and Director

     Anthony LaPine  - President, Chief Executive Officer and Director

     During July 1996, the Company completed a transaction in which it sold to an unaffiliated investor named Peter Allard a Convertible Debenture in the principal amount of $2,000,000. The Debenture matures on July 1, 1998, and is convertible at any time prior thereto into shares of the Company's Common Stock at $2.00 per share. Mr. Allard was also issued a warrant to purchase up to 1,000,000 shares of the Company's Common Stock at $2.50 per share at any time prior to July 15, 1998. Mr. Allard also received certain registration rights.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     As described in Item 1 of this Report, on June 27, 1996, the Company acquired all of the outstanding common stock of Datalink Systems Corporation in exchange for shares of the Company's Common Stock.

     Datalink Communications Corporation is a wireless information services company.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The financial statements required by Rule 3-05(b) of Regulation S-X for Datalink Communications Corporation are not yet available, and will be filed by amendment on or before September 10, 1996.

     (b) PROFORMA FINANCIAL INFORMATION. The pro forma financial information required by Article 11 of Regulation S-X is not yet available, and will be filed by amendment on or before September 10, 1996.

     (c) EXHIBITS.

         Exhibit 10 Agreement Concerning the Exchange of Common Stock Between Datalink Systems Corporation and Datalink Communications Corporation
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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      DATALINK SYSTEMS CORPORATION

Dated: July 12, 1996                  By /s/ Anthony LaPine
                                         Anthony LaPine, President